June 11,2013

Dejour Energy Inc.
#598 - 999 Canada Place
Vancouver, BC
V6C 3EI

Attention: Mr. David Matheson, Chief Financial Officer

Dear David,

Re:        Loan Facility

Invico Performance Yield Fund Limited Partnership C'Invico") has agreed to provide you with a loan in the amount of $3,500,000 in Canadian funds, and such other advances as Invico may, without obligation, choose to make in accordance with, and subject to the terms and conditions precedent set forth herein (the "Loan Facility").

Upon execution hereof, this Commitment Letter shall create binding obligations between the parties, provided that, unless and until the Conditions Precedent shall have been satisfied, Invico shall be under no obligation to make any advance under the Loan Facility.

Terms of the Loan Facility and Conditions Precedent

Borrower(s):	Dejour Energy Inc. (the "Borrower")

Guarantor(s):	Dejour Energy (Alberta) Ltd. ("Dejour Alberta")

Dejour Energy (USA) Corp. (the "US Guarantor" and together, the "Guarantors")

Lender:	Invico

Canadian Lender:	Canadian Western Bank (the "Canadian Lender")

Canadian Lender Amount:	Maximum amount of $3,500,000 in Canadian funds.

Loan Facility:	CAD $3,500,000 non-amortizing, non-revolving Term Facility (the "Loan")

Dejour Commitment Letter

Purpose:

The First Advance shall be used to repay and cancel "Credit Facility B" (or any replacement or substitution thereof) as described in the commitment letter dated March 25, 2013 between the Canadian Lender and Dejour Alberta. The Second Advance shall be made and used for the purpose of the US Guarantor to fund its drilling programs in the KokopelJi region and to fund the US Guarantor's working capital requirements.

Avai lability of advances and Funding Date

Subject to satisfaction of the Conditions Precedent, the Loan Facility will be available in two advances of $2,500,000 (the "First Advance") and $1,000,000 (the "Second Advance") respectively, each available upon satisfaction of the Conditions Precedent at the time of advance. Invico and the Borrower shall make reasonable commercial efforts to have the First Advance available on or before June 17, 2013 and the Second Advance available on or before July 22, 2013.

The Borrower's obligation to pay interest to Invico in respect of the Loan or any portion thereof shall commence upon the date that Invico has: (i) funded the applicable amount into the trust account of Invico's solicitor; (ii) confinned that the due diligence condition has been satisfied or otherwise waived; and (iii) the Loan Documents to be prepared by Invico's solicitor have been provided to the Borrower for execution (the "Funding Date").

The Borrower's obligation to pay interest shall commence notwithstanding that the funds, or any portion thereof cannot be released to the Borrower due to the inability of the Borrower to satisfy the "Conditions Precedent" to advance of the funds.

Interest Rate:	14% per annum, payable monthly in arrears.

Repayment:

The Borrower shall make interest payments and repay the Loan in accordance with the payment schedule attached hereto as Schedule "A"; provided that Invico may, at its option and upon making any future advance, provide the Borrower with an updated payment schedule.

Dejour Commitment Letter

Maturity Date:	December 22,2014.

Prepayment:	No prepayment permitted prior to six months from the First Advance. Post six months, prepayment is permitted with two months advance notice.

Warrant Coverage:

In addition to the repayment of principal and interest on the Loan, at the time of the First Advance, the Borrower shall grant to the Lender warrants (the "Warrants"), each to purchase one common share in the capital of the Borrower (a "Common Share") for a purchase price equal to the Exercise Price (as defined below) as follows:

Number of Warrants: Such number of Warrants as is, at the date of funding the first advance, equivalent to fifty percent (50%) of the fully funded Loan amount of$3,500,000 divided by the Exercise Price.

The Common Shares purchased pursuant to the exercise of the Warrants shall be freely tradeable upon their issuance and shall be free from any restrictions on trading other than the hold period imposed by applicable securities legislation.

The Warrants shall not expire prior to the date that is two (2) years after the date that the second advance is made to the Borrower.

For the purpose of the Warrants, the "Exercise Price" shall be equal to the volume weighted average trading price of the Common Shares for the ten (~~10~~) days (the "~~10~~  Day VWAP") immediately preceding the date 'of funding the First Advance, plus a premium of 20%.

The tenns of the Warrants shall include: (i) typical adjustment provisions to adjust the number of Warrants and the Exercise Price in the event of any share consolidation, recapitalization, reclassification, or similar transaction or reorganization of share capital; (ii) provisions allowing exercise in the event of any change in control, business combination or other transaction involving the Borrower; and (iii) price protection to be granted to Invico in the event that, within six (6) months of the date of the First Advance, additional Common Shares of the Borrower are issued at a price lower than the 10 Day VWAP.

Dejour Commitment Letter

Due Diligence Fees and Deposit:	Fees: lnvico acknowledges receipt of the Due Diligence Fee (as referred to in the Indicative Term Sheet) of$15,000.

Deposit: lnvico acknowledges receipt by lnvico's solicitor of a deposit on legal fees of $15,000 paid into trust to the account set forth in Schedule "B" hereto.

Failure to Complete Conditions Precedent:

If, subsequent to the Funding Date, the Borrower fails, within thirty (30) calendar days, to complete all Conditions Precedent required to enable the funds to be released from trust to the Borrower, then Invico shall be entitled to instruct its solicitor to return all funds to Invico.

Notwithstanding the foregoing, the Borrower shall be obligated to pay any accrued interest since the Funding Date, earned fees and other expenses to Invico in respect of the Loan.

Payment of Set Up Fees and Expenses:

Regardless as to whether advances are released to the Borrower, the Borrower shall be responsible for: (i) any reasonable out of pocket costs, including due diligence costs, incurred by lnvico; and (ii) legal costs of Invico, in each case . on a full indemnity basis, which expenses shall be payable at the Funding Date, and from time to time, as Invico may require.

Fees and Expenses:	Invico shall, at the time of making any advance, be entitled to withhold as payment therefor, any set up fees, legal expenses or other expenses owed to it by the Borrower.

Security and other documents to be executed, delivered and	Provision to Invico of:
registered (the "Loan	I)	Executed loan agreement in lnvico's standard form (the "Loan Agreement").
Documents")
	2)	Grid Promissory Note for $3,500,000.

	3)	Executed guarantees, in Invico's standard form from each Guarantor.

4)

General Security Agreement providing a security interest over all present and after acquired personal and real property of the Borrower and Dejour Alberta and confirmation that Invico is in second place only to the Canadian Lender.

Dejour Commitment Letter

5)	General Security Agreement providing a first priority security interest over all present and after acquired personal and real property ofthe US Guarantor.

6)	Assignment and Postponement Agreement by the Borrower in favour of Invico in respect of all indebtednesses to it of the US Guarantor.

7)	Intercreditor agreement among Invico the Canadian Lender and the Borrower on tenns satisfactory to Invico.

8)	Deed of trust and security interest registered against two Kokopelli leases, specifically the following (the "Leases"):

Serial Number: COC-066370
Effective Date: 12/01/2002
Lessor: USA Federal DOI-BLM
Land Description:
Township 6 South, Range 91 West of the 6th P.M.
Section 21: EI/2NE1I4, SE1/4SW1/4, SW1I4SEI/4
Section 22: SW1/4NW1I4, WI/2SW1I4,SEI/4SW1/4
Section 25: SWI/4SW1I4
Section 26: S112
Containing 680.00 acres, more or less in Garfield County, CO

Serial Number: COC-065531
Effective Date: 12/01/200 I
Lessor: USA Federal DOI-BLM
Land Description:
Township 6 South, Range 91 West of the 6th P.M.
Section 13: Wl/2SWI/4;
Section 14: SI/2;
Section 15: NWI/4NWI/4, SW 1I4NElI4,NE1I4NW 1/4
       WI/2NWI/4, SEl/4NWI/4, Nl/2SWI/4, SE1/4;
Section 23: NEI/4, Nl/2NWI/4;
Section 24: NE1I4NE1I4, W1INEII4, NWI/4, Nl/2SEI/4
Section 25: SEl/4SEI/4
Containing 1,520.00 acres, more or less, in Garfield County, CO

9)	Invico shall have been provided with a certificate in form satisfactory to it and its solicitors in respect of the Warrants.

Dejour Commitment Letter

10)	Opinion including title opinion on the Leases from the Borrower's and Guarantor's solicitors in form satisfactory to Invico and its solicitor.

11)	Such other security as Invico and its solicitors may reasonably require.

Conditions Precedent:

Notwithstanding the making of any prior advance of the Loan, or the advance of any portion thereof to the trust account of Invico's Solicitor and the accumulation of interest on the Loan as of the Funding Date, said funds will not be released to the Borrower unless and until the following conditions precedent (the "Conditions Precedent") have been completed, or Invico has otherwise expressly authorized the release of funds in writing:

1)	Completion of all due diligence including confirmation of asset value.

2)	A consent from the Canadian Lender to the making of the Loan and completion of the transactions described herein.

3)	Execution and delivery of the Loan Documents, including closing certificates, and corporate resolutions, satisfactory to Invico.

4)	All securities commISSIons, stock exchanges and other regulatory approvals shall have been obtained in connection with the transactions contemplated herein.

5)	Registration and perfection by Invico of all security interests and charges granted pursuant to the Loan Documents.

6)	Such other documents, instruments and security as Invico shall determine are necessary in connection with the completion of its due diligence.

7)	Invico shall be satisfied with the appraised value of the Borrower's and Guarantors' assets in the United States.

Reporting Conditions:	In addition to such information as shall be required to be provided pursuant to the Loan Agreement, the Borrower shall furnish the following reports to lnvico:

Dejour Commitment Letter

1)	Annual non-consolidated and consolidated audited statements of the Borrower to be provided within 120 days of year end.

2)	Annual unconsolidated financial statements of the Guarantors to be provided within 120 days of year end.

3)	Quarterly interim statements of the Borrower and the Guarantors to be provided within 60 days of quarter end.

4)	Quarterly aged listing of receivables to be received within 30 days of quarter end.

5)	Quarterly aged listing of payables to be received within 30 days of quarter end.

6)

Annual Engineering Reserve Report completed by a firm at the choice of the Borrower and acceptable to lnvico in compliance with National Instrument 51- 10 I - Standards of Disclosure for Oil and Gas Activities on the petroleum and natural gas reserves of the US Guarantor to be provided within 120 days of the Borrower's year end.

7)	Annual and quarterly compliance certificate and certificate of no default to be provided within 120 days of fiscal year end, and 60 days of quarter end respectively.

8)	Quarterly commodity hedging summary.

9)	All TSX and other regulatory filings with respect to the Loan Facility, and all other public disclosures or press releases.

10)	Other information regarding the financial position and assets as lnvico may reasonably request.

Additional Covenants:	In addition to the covenants of the Borrower and the Guarantors, as shall be set forth in the Loan Agreement, each Borrower and Guarantors further covenants that:

1)

The Borrower and Guarantors shall not incur any indebtedness other than: (i) to the Canadian Lender in an amount not to exceed the Canadian Lender Amount; (ii) pursuant to the Loan Facility; or (ii) IIPermitted Encumbrances" as described below.

Dejour Commitment Letter

2)	The following may not be completed without Invico's prior written consent:

a)

any merger, acquisition, reorganization, arrangement, asset disposition, or transfer of property, provided that Invico shall not unreasonably withhold its consent to any transaction, prior to, or concurrent with the consummation of which, and subject to the prepayment conditions hereof, Invico receives repayment of the Loan in full;

b)	any change in the nature of the business;

c)	payment of any dividend, distribution, bonus, or indebtedness (other than to the Canadian Lender or Invico) or return on capital; or

d)	any grant to any third party of any gross overriding royalty or other rights or charge over the assets or petroleum produced.

3)

From and after September 30, 2013, the US Guarantor shall maintain an Adjusted Working Capital Ratio of greater than 1.0, calculated as the US Guarantor's Current Assets divided by Current Liabilities, provided that Current Liabilities shall not include any amount of liability pursuant to the Bakken Drilling Fund.

4)

There shall be no change in the senior management team of the Borrower without Invico's prior written consent, which consent, may, for greater certainty be arbitrarily withheld in the case of any change involving David Matheson and Robert Hodgkinson.

Permitted Encumbrances:

Liens and security interests granted to secured parties for the purpose of leasing or financing the acquisition of equipment in connection with the grant of a "purchase money security interest" not to exceed $100,000 in the aggregate on a consolidated basis for the Borrower and the Guarantors.

The US Guarantor has a contingent liability of not more than USD $6,500,000 pursuant to a pre~existing contract in respect of its drilling program as previously disclosed to the Lender (the "Bakken Drilling Fund").

Dejour Commitment Letter

Representations and Warranties:

In addition to the representations and warranties of the Borrower and the Guarantors, as shall be set forth in the Loan Agreement, each Borrower and Guarantor further represents that the execution and delivery by it of this Commitment Letter and the performance by it of its obligations hereunder have been duly authorized by all necessary corporate action and do not conflict with the terms of any other agreement document or instrument by which it is bound.

Notice to be provided to Invico	300, 116 8th Avenue SW
at:	Calgary, AB
T2P lB3

Attn:                Jason Brooks
Telecopier:     (403) 5384770
Email:                jwbrooks@invicocapital.com

Notice to be provided to	#598 - 999 Canada Place
Borrower(s) at:	Vancouver, B.C. V6C 3El

Attn:                David Matheson
Telecopier:     (604) 638-5051
Email:              dmatheson@dejour.com

Confidentiality:

This Commitment Letter, the Schedules hereto, and, when executed and delivered the Loan Documents and the contents therein are confidential and may not be disclosed by any party hereto to any third party except with the written consent of the other pal1ies, provided that each party consents to the disclosure hereof to the Canadian Lender for the purpose of obtaining its consent.

Acceptance:	This Commitment Letter will remain open for acceptance until 5:00 pm Mountain Daylight Time June 12,2013.

This Commitment Letter may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shaH be deemed to be an original and all of which taken together shaH constitute one and the same instrument.

If the foregoing terms and conditions are acceptable, please sign both copies of this Commitment Letter and return one copy to Invico by the expiry date, along with your cheque to cover the legal deposit and due diligence fees.

[SIGNATURE PAGE FOLLOWS]

Dejour Commitment Letter

GUARANTORS:

Dejour Commitment Letter

SCHEDULE "A"

Dejour Energy

Interest Period	Interest Rate	0.14

	Number of Principal
2013	Days	Outstanding	Interest Due
June 17 - July 21	34	$2,500,000.00	$32,602.74
Principal Adv.ance July 22		$1,000,000.00
July 22 - August 21	31	$3,500,000.00	$41,616.44
August 22- September 21	31	$3,500,000.00	$41,616.44
Septerrber 21 - October 21	30	$3,500,000.00	$40,273.97
October 22 - November 21	31	$3,500,000.00	$41,616.44
November 22 - December 21	30	$3,500,000.00	$40,273.97
2014
December 22 - January 21	31	$3,500,000.00	$41,616.44
January 22 - February 21	31	$3,500,000.00	$41,616.44
February 22 - March 21	28	$3,500,000.00	$37,589.04
March 22 - April 21	31	$3,500,000.00	$41,616.44
April 22 - May 21	30	$3,500,000.00	$40,273.97
May 22 - June 21	31	$3,500,000.00	$41,616.44
June 22 - July 21	30	$3,500,000.00	$40,273.97
July 22 - August 21	31	$3,500,000.00	$41,616.44
August 22- September 21	31	$3,500,000.00	$41,616.44
SepterT'ber 21 - October 21	30	$3,500,000.00	$40,273.97
October 22 - November 21	31	$3,500,000.00	$41,616.44
Noverrber 22 - December 22	31	$3,500,000.00	$41,616.44
Principal Repayment		$(3,500,000.00)

Dejour Commitment Letter

SCHEDULE "B"

Wiring Instructions to Bennett Jones LLP CAD Trust Account - Calgary

Beneficiary Name:	Bennett Jones LLP, in trust
4500 Bankers Hall East, 855 2nd Street SW
Calgary, Alberta T2P 4K7

Beneficiary Bank Name:	Royal Bank of Canada
339 - 8th Avenue SW
Calgary, Alberta
Canada, T2P 1C4

Bank Number:	003
Transit Number:	00009
Beneficiary Account No:	172-596-9
Swift Code:	ROYCCATI
ABA Routing Number:	021 000021

Please note the following particulars:

I.	When wiring from the U.S., please indicate:

	a.	Bennett Jones LLP, in trust as the beneficiary; and

	b.	CAD account number 00009-172-596-9.

2.	Please also indicate: Attention: Richard Stone

Dejour Commitment Letter